UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2012

 [Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01                      Completion of Acquisition or Disposition of Assets

(i)  On September 3, 2012, we effectuated the closing of the Asset Purchase Agreement (the “Agreement”) with  One Health Urgent Care, Inc., an Arizona corporation, and our wholly owned subsidiary, (“One Health”);and  MCS Ventures I, PC., MCS Ventures II, PC., MCS Ventures III, PC., MCS Ventures IV, PC., MCS Ventures V, PC., MCS Ventures VI, PC. and MCS Ventures VII, PC. (the “Sellers”).

(ii)  Pursuant to the Agreement, One Health has agreed to purchase all assets (the business) and certain liabilities of the Sellers.

(iii)  Pursuant to the Agreement Dr. Michael Blumhoff, MD, Chief Executive Officer of Sellers, has agreed to sit on our Board of Directors and to act as Medical Director and Chief Executive Office of OneHealth Urgent Care.

(iv)  The purchase price is 5,000,000 restricted shares of our common stock.  We are obligated to issue additional shares of our common stock to the Sellers if certain conditions are not met over the first two years following the Closing. (See Note 12 to the Alliance financial statements).

(a)  Our Business

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not intend, and undertake no obligation, to update any forward-looking statement. You should, however, consult further disclosures we make in future filings of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	our current lack of working capital;
•	inability to raise additional financing;
•
the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain;

•	deterioration in general or regional economic conditions;
•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	inability to efficiently manage our operations;
•	inability to achieve future sales levels or other operating results; and
•	the unavailability of funds for capital expenditures.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Item 1A. Risk Factors” in this document.

Throughout this Report references to “we”, “our”, “us”, “Capital Group Holdings”, “Capital Group”, “CGH”,OneHealthPassTM, OHP, OneHealth, OneHealth Urgent Care, OHUC, “the Company”, and similar terms refer to, Capital Group Holdings, Inc.

Company History

We were incorporated under the laws of the state of Minnesota in 1980 as Implant Technologies, Inc. On September 19, 2007, the Company filed a certificate of amendment to the Company’s Articles of Incorporation changing its name to Oasis Online Technologies, Corp.  On October 29, 2010, we changed our name to Capital Group Holdings, Inc.

              Capital Group Holdings, Inc.

Capital Group Holdings, Inc. (OTCQB: CGHC, “Capital Group”) is an acquirer and operator of innovative health and wellness organizations that have strong market presence, brand awareness, and talented management teams working towards achieving exceptional performance over time.  The Company, through its subsidiaries, currently operates 7 urgent care clinics (“OneHealth Urgent Care,” “OneHealth UC”) in metropolitan Phoenix, Arizona and will soon launch its telemedicine services through its subsidiary OneHealthPass™ (“OHP”). OneHealthPass™ is a direct-to-consumer medical membership program that provides members with 24/7/365 access to board-certified physicians via telephone or internet.  Capital Group is positioning these companies to provide immediate access to medical services to the public in an effort to avoid any delay in access to physicians and to provide a significantly lower cost for high quality, patient-centric healthcare.

Our customers can reach a physician any time, day or night, can access basic medical services, and have the ability to receive sound medical advice and treatment for the most common minor medical issues.  Our network of independent board-certified doctors may, at their discretion, provide prescriptions for treatment that can be retrieved immediately at the member’s local pharmacy.  Should a member need to be examined in person, they can be examined at one of our local urgent care clinics, or be referred elsewhere such as the ER, a primary care doctor, or even a specialist. Capital Group’s strategy of partnering OHP with OneHealth Urgent Care is unique.  The linkage will allow us to direct our new OHP members to our urgent care clinics instead of competitor clinics when they get sick, thus significantly extending our membership services, promoting customer loyalty, and significantly reducing the inherent medical liability associated with traditional telemedicine services.

OneHealthPass™

OneHealthPass™ (“OHP”) is a membership program that provides access to board-certified physicians via the telephone and internet. Membership is billed monthly and members may utilize the service at any time.  Should our members require additional consultations, there is a small surcharge that is added to their billing to accommodate additional consultations.  OneHealthPassTM offers the following features:

•	Immediate access to consultations 24/7/365
•	Treatment for non-emergency ailments (cold & flu, allergies, sinus problems, bronchitis, etc.)
•	Telephonic or live video consultations over a broadband connection
•	Highly secure HIPAA compliant electronic health record (EHR) storage and retrieval
•	24-hour customer service agents

Capital Group plans to aggressively market OneHealthPass™ direct to consumers via local television and internet marketing campaigns. The Company plans to leverage the exposure of television advertising with a complex, information-driven Search Engine Optimization (“SEO”) campaign to educate prospective members on the benefits of OneHealthPass™. Our Direct Response Television (“DRTV”) program is anticipated to create millions of impressions and a significant number of new OneHealthPassTM memberships. We believe that having access to physicians via the telephone and web, as well as access to nearby urgent care centers can provide them with most of their basic healthcare needs. OneHealthPassTM was launched to lead Capital Group’s growth by providing broad access to telehealth services in conjunction with new urgent care clinics in each new state.

OneHealth Urgent Care

OneHealth Urgent Care (“OneHealth UC” or “OHUC”) provides walk-in, extended hour access for acute illness and injury care that is either beyond the scope or availability of the typical primary care practice or retail clinic, or a referral service from a OneHealthPassTM member. OHUC centers are full-service board certified-staffed urgent care clinics that provide convenient access to affordable, high-quality care for episodic acute events requiring immediate attention, initially serving the greater metro Phoenix community.

OneHealth Urgent Care customers experience an average service time (check-in to check-out) of under 40 minutes (better than industry average), versus more than four hours, on average, for ER wait times. The cost of an urgent care visit is one-sixth the cost of an ER visit. OHUC provides care on a walk-in basis between 8 am and 8 pm, the hours which account for 80% of ER visits. OneHealth Urgent Care’s performance has exceeded expectations. OHUC revenues exceeded $5.4 million in 2011, growing at least 30% since 2010.

Additional OneHealth Urgent Care facts include:

•	Opened 7th clinic in October 2012
•	Emphasis on providing a patient-centric experience
•	99% customer satisfaction
•	6.3% average monthly growth in patients per day per clinic
•	Always staffed with a licensed, board certified providers, most of whom are physicians
•	Ability to deal with high acuity medical conditions
•	40 min door-to-door time or less for 90% of patients
•	Equipped with digital x-ray, lab, Electrocardiogram (EKG)
•	Branded, with passive and active marketing and advertising campaigns

OneHealth Urgent Care clinics are located in cities with high ER volume, strong demographics and busy primary care physicians. OneHealth Urgent Care is actively seeking prospective site locations for de novo clinics in Arizona and Nevada and has generated potential leads for acquisitions in Arizona, California and Delaware. OneHealth Urgent Care operates billing and collection process that have overseen significant improvement in Days Sales Outstanding ("DSO") over time. Using Eletronic Medical Records ("EMR"), electronic submissions whenever possible, and sending out claims within 24 hours helps expedite insurance payments. There are  numerous processes in place to ensure accuracy of bills going out, tracking of all incoming payments, resulting in rapid posting, supported by vigorous, detailed policies for following up on denied claims. All billing and collections are processed in-house.

OneHealth Urgent Care will deliver a far-reaching direct-to-consumer television campaign designed to create approximately three million impressions per month. This campaign will be managed separate from the DRTV for OneHealthPassTM, with both designed to complement each other.

Competitive Landscape

Telehealth

As the demand for telehealth grows, companies such as Teladoc, ConsultADoctor, WhiteGlove Health, and MD247.com may gain market share. Like OneHealthPassTM, these companies generally offer 24/7 access to a doctor via phone, email, and video, as well as online lab testing and results, prescriptions via phone, and a professional online personal health manager.

OneHealthPassTM is  starting with a small-scale entry into the telehealth market; it is focused on the individual managing his or her own personal health. By managing customer access, we maintain relationships with our customers, and can offer a myriad of telehealth services without the significant cost of development and Research and Development that larger companies must incur.

The Company ‘s sales and marketing plan is targeted towards acquiring individual memberships for OHP as opposed to targeting large employer and/or association groups (payors). We are looking to acquire individual membership accounts for 2 main reasons: 1. Avoid any issues that could arise with insurance regulators who may construe OHP as exhibiting features of an insurance product and 2. The Company should realize significantly higher margins because of retail pricing for individuals as opposed to the current wholesale pricing models employed by our competition that primarily sell plans based upon large groups.  The OHP pricing model has a base membership fee and an adjusting “utilization” fee month by month based upon the number of actual consultations that are performed. Our competition typically charges a very nominal fee (or none at all) to the payor and then individual consultation fees to the individual group member obtaining the consultation.  We feel this model requires an extraordinary amount of operating capital to become profitable because revenue is based upon actual consultations performed at very slim margins wheares OHP customers accrue additional consultation allotments over time as they pay their monthly membership fees.

Urgent Care

As one of the fastest-growing segments of the American healthcare system, urgent care services have grown in size and market acceptance. Urgent care companies including NextCare Urgent Care, Fast-Med Urgent Care, and other locally-owned urgent care clinics may provide significant competition. The following macroeconomic trends support continued urgent care sector growth:

•	Increasing ER volume and declining number of ERs
•	Growing costs and lesser access
•	Health reform adding millions of newly insured Americans to the system
•	Aging population requiring more healthcare

Industry conditions are favorable:

•	Clear value to both patients and payors – better quality of care, lower costs, greater access
•	Industry is fragmented
•	Lack of customer focus in the industry
•	Large and relatively untapped parts of Southwest

Management Team

Erik J. Cooper
Capital Group Holdings, Inc. - Chairman, CEO

Prior to his appointment as CEO and Chairman, Mr. Erik Cooper served as President and COO of Capital Group Holdings. Mr. Cooper also founded and serves as President of Big Eye Capital, Inc., a private Arizona corporation which advises small to medium-sized businesses in product development, sales and marketing, financing, and real estate management. Mr. Cooper spent 8 years as a leading mortgage banker with Centex Corporation, a Fortune 500 company. During his tenure with Centex, Mr. Cooper secured over $80 million dollars in residential financing for more than 500 families and individuals and was responsible for television and print marketing in the Arizona market.  Mr. Cooper was also a co-founder of Solarcomm Wireless, a nationwide wholesale and retail distributor of wireless products and services.

Eric Click
Capital Group Holdings, Inc. - Director, COO

Prior to joining Capital Group Holdings, Inc., Mr. Click has spent over 20 plus years working in finance and operations; providing strategic leadership while driving results. He has been essential in establishing goals, implementing objectives, and financial controls over operating groups; thereby driving a culture of responsibility coupled with accountability.  Mr. Click has worked in many facets of operations and sales: including expense management, budgeting, restructuring, contract negotiations and project management, compliance, brand development, training, and new business development.  Mr. Click earned a degree in Finance from the W.P. Carey School of Business from Arizona State University. Prior to his current role, Mr. Click worked as a Certified Mortgage Planner with Prime Lending Inc. / CTX Mortgage Company.  Mr. Click worked at American Express helping create one of the first effective global utility groups within the organization.

Michael J. Epps
Capital Group Holdings, Inc. - IT Manager

Prior to joining Capital Group Holdings, Inc., Mr. Epps has spent over 15 years working in information technology and project management, providing conceptual leadership, application architecture and development, project management and development for Technology solutions and management in a variety of industries, including telecommunications, defense, marketing, and government. Mr. Epps is a U.S. Army and U.S. Navy veteran, and holds a Bachelor of Science Degree in Information Technology from University of Phoenix.

Mike Blumhoff, MD
OneHealth Urgent Care - Medical Director, CEO
Capital Group Holdings, Inc. – Director

Dr. Mike Blumhoff has had a long and successful career as a Medical Director and entrepreneur in the urgent care field. After completing his residency in Family Medicine at St. Joseph’s Hospital and Medical Center, Dr. Blumhoff began his urgent care career at NextCare in 2002. He oversaw physician management and all clinic processes and helped manage business growth from 5 to over 26 clinics in 4 years. Despite Arizona’s low reimbursement rates and more competition from urgent care clinics than any other state, Dr. Blumhoff has successfully grown OneHealth Urgent Care (fka Alliance Urgent Care) in both revenue and profitability year after year.

Rose Hanne
OneHealth Urgent Care – COO, Clinical Manager

Rose Hanne has served as Chief Operating Officer for Alliance Urgent Care ("Aliance") since December 2006. She has been a key member of the team which developed Alliance’s unique people-focused, efficient care delivery model. Prior to joining Alliance, Mrs. Hanne spent 9 years at Banner Health. Initially as part of the physician practice management consulting team where she specialized in analyzing operations and implementing efficiency improvement measures before moving on to Occupational Health Services where she reorganized the billing, information system, and care delivery model. Under her direction, the Business Health Services division grew from 4 to over 30 Occupational Health and School Based clinics in multiple states. Mrs. Hanne was also tasked with restructuring Banner’s Emergency Management Services which was responsible for disaster recovery and emergency response planning. During her time at Banner She was recognized on multiple occasions for achieving “World Class” employee engagement ranking as part of the Gallup organization measure of employee engagement. She also received the highest physician client satisfaction scores among her peer group.

(b)           Risk Factors

An investment in our common stock involves a high degree of risk, and should not be made by anyone who cannot afford to lose their entire investment. You should consider carefully the risks set forth in this section, together with the other information contained in this report, before making a decision to invest in our common stock. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment if any of the following risks were to occur.

Risks Related to Our Business

We have limited operating history, no revenue and have to rely on our ability to raise capital to fund operations and there can be no assurance we will ever reach profitability or be able to continue to raise capital to fund operations.

Capital Group commenced limited operations in September of 2007, therefore, we have limited operating history on which to make an investment decision. Accordingly, the Company has a limited operating history and the business strategy may not be successful. Failure to implement the business strategy could materially adversely affect our business, financial condition and results of operations. Through June 30, 2012, the Company’s business has not shown a profit in operations and has generated no revenues. There can be no assurance we will achieve or attain profitability or be able to raise sufficient capital to stay in business. If we cannot achieve operating profitability or raise capital, we may not be able to meet our working capital requirements, which could have a material adverse effect on our business operating results and financial condition resulting in the loss of an investors’ entire investment in us.

We need substantial additional capital to grow and fund our present and planned business and business strategy.

Our current and planned operations contemplate funding in the future. Failure to meet funding milestones may have a significant adverse effect on our growth and anticipated revenues and we may have to curtail our business strategy. If we receive less funding than planned, we will have to revise our business model and reduce proposed plans. Without significant funding, we will not be able to execute on our business operations and may be forced to cease operations. At this time, there can be no assurance we will be able to obtain the funding we need and even if we obtain such funding that it will be on terms and conditions favorable to us and our existing shareholders. Without funding we will not be able to proceed with planned operations or meet existing obligations.

Our independent registered public accounting firm’s report states that there is substantial doubt that we will be able to continue as a going concern. Our possible inability to stay in business could result in a total loss on investment by our shareholders.

Our accompanying financial statements have been prepared assuming that we will continue as a “going concern.” As discussed in Note 1 to the Company’s June 30, 2012 consolidated financial statements, we have no revenues, the Company is in its development stage, has minimal business operations, has recurring losses and has negative working capital and a stockholders’ deficit. These issues raise substantial doubt about our ability to continue as a “going concern.” Our ability to stay in business will, in part, depend on our ability to raise additional funding. Management is attempting to raise capital, secure strategic alliances, and to operate the business strategy however, there is no assurance that these funds will be obtained. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Our internal systems and operations are untested and may not be adequate and could adversely affect our ability to continue our planned business.

Our internal systems and operations are new and unproven at scale. Subscriber growth could place unanticipated strain on our systems used to efficiently manage and operate our planned services. This could have a material adverse effect upon our business, results of operations and financial condition and could force us to halt our planned operations or continued expansion of those planned operations, causing us to lose any opportunity to gain significant anticipated market share in our industry. Our ability to compete effectively and to manage future growth will require us to continue to improve our operational systems, our organization and our financial and management controls, reporting systems and procedures. We may fail to make these improvements effectively. Additionally, our efforts to make these improvements may divert the focus of our personnel and we may not be able to effectively continue our planned operations, which may materially and adversely affect our business, results of operations and financial condition.

Our inability to attract and maintain key personnel required to implement our business strategy could adversely affect our ability to continue our current and planned business resulting in slower growth.

We are trying to grow our effort to provide services and we are still hiring key positions and integrating personnel at all levels into a cohesive team. If executives or other new hires integrate poorly, perform badly, or do not have the anticipated experience or skill sets required, our current and planned business endeavors could be harmed. Planned personnel, management practices and controls may also prove to be inadequate to provide services, acquire customers and partners and operate the business, and any gaps or failures may have a material adverse affect on our business, financial condition and results of operations.

Increased competition may have an adverse affect on our ability to continue our current and planned business operations and result in our going out of business and may have a material adverse affect on our business, financial condition and results of operations.

We may see increased competition in our markets. We do not have an exclusive relationship with our providers and other providers may attempt to provide similar services over similar infrastructure. The competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. In addition, increased competition could result in reduced subscriber fees, reduced margins and loss of market share, any of which could harm our business. We cannot guarantee that we can compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources and access to additional financing. All these competitive pressures may result in increased marketing costs, or loss of market share or otherwise may materially and adversely affect our business, results of operations and financial condition.

Our inability to patent, protect and update our technology may result in our inability to effectively compete in our selected industry.

We use technology advancements of our own and from suppliers to provide a more advanced service with more efficient economics. Technology advancement is very fast paced in digital media and can lead to changing standards and new modes of providing services. The advancement of other technology not available to or usable within our operations could make our current or future products or services obsolete or non-competitive. Keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties, all of which would increase our cash requirements which may materially and adversely affect our business, results of operations and financial condition.

The telemedicine industry is relatively new and it is possible that a number of laws and regulations may be adopted with respect to the telemedicine, relating to:

•	HIPAA;
•	pricing;
•	insurance;
•	copyrights; and
•	characteristics and quality of products and services.

An increase in laws and regulations could contribute to a decline in the growth of the industry and could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to telemedicine is uncertain with regard to many issues. Our business, financial condition and results of operations could be seriously impaired by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to telemedicine and other services which may materially and adversely affect our business, results of operations and financial condition.

We provide access to physicians through our services agreements with telemedicine providers. Access provided to our customers could be withdrawn, or prices for providing services could become cost prohibitive.

We do not own the physician network that provides telemedicine services to our customers. We pay the providers a fee for the rights to provide their services to subscribers. The providers of the services may withdraw their rights, revoke rights, refuse rights, or increase the cost of their services, which may materially and adversely affect our business, results of operations and financial condition.

Planned acquisitions come with various risks, along with dilution to our shareholders, which could negatively affect our stock prices and may materially and adversely affect our business, results of operations and financial condition.

Acquisitions, mergers and joint ventures entered into by us may have an adverse affect on our business. We expect to engage in acquisitions, mergers or joint ventures as part of our long-term business strategy. These transactions involve significant challenges and risks including that the transaction does not advance our business strategy, that we do not realize a satisfactory return on our investment, or that we experience difficulty in the integration of new assets, employees, business systems, and technology, or diversion of management's attention from our other businesses. These events may materially and adversely affect our business, results of operations and financial condition (See Note 2 to the annual CGH financial statements).

The current and future state of the economy may materially and adversely affect our business, results of operations and financial condition.

Our business may be adversely affected by changes in domestic economic conditions, including inflation or deflation, changes in consumer preferences, changes in consumer spending rates, personal bankruptcy and the ability to collect our customer accounts. Changes in economic conditions may adversely affect the demand for our products and make it more difficult to collect customer accounts, thereby negatively affecting our business, operating results and financial condition. The recent disruptions in credit and other financial markets and deterioration of national and global economic conditions could, among other things, impair the financial condition of some of our future customers and suppliers, thereby increasing future customer bad debts or non-performance by suppliers. If we experience bad debts or slow paying from future customers in significant quantities, our cash flow will be limited and our ability to pay our own obligations will be questionable. As a small business these issues will affect us more than our larger competitors putting financial strain on our business and threatening our survival particularly since we have limited capital to rely on to overcome cash flow issues of slow paying customers. If our future customers are unable to pay or pay slowly it may materially and adversely affect our business, results of operations and financial condition.

Future stock issuances could severely dilute our current shareholders’ interests.

Our Board of Directors has the authority to issue up to 100,000,000 authorized shares of our common stock or stock warrants to acquire such common stock. The future issuance of common stock may result in dilution in the percentage of our common stock held by our existing stockholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us and the issuance of shares of common stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our existing stockholders.

On September 3, 2012, the Company effectuated the closing of the Asset Purchase (See Note 12 to the Alliance financial statements).  The Company is obligated to issue additional shares not to exceed an approximate total valuation of $15,000,000 if certain stock price guarantees are not met over the first two years following the Closing. This future issuance of common stock may result in dilution in the percentage of our common stock held by our existing stockholders.

We do not expect to pay dividends in the near future.

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time. Our earnings, if any, are expected to be retained for use in expanding our business.

Risks Related to Our Common Stock

Our common stock is classified as a “penny stock” under SEC Rules and Regulations, which means there is a very limited trading market for our shares.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the SEC. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of such shares.

Due to the substantial instability in our common stock price, you may not be able to sell your shares at a profit or at all, and as a result, any investment in our shares could be totally lost.

The public market for our common stock is very limited. As with the market for many other small companies, any market price for our shares is likely to continue to be very volatile. Our common stock has very limited volume and as a “penny stock,” many brokers will not trade in our stock limiting our stocks’ liquidity. As such it may be difficult to sell shares of our common stock.

Our common stock has a limited trading history, and it will be difficult to determine any market trends or prices for our shares and additional shares that become available under Rule 144 could cause the price of our stock to decrease.

Capital Group Holdings, Inc. is a publicly traded Company whose stock is listed under the symbol “CGHC” on the OTCQB operated by OTC Markets (the “OTC QB”).  However, with very little trading history, a trading market that does not represent an “established trading market,” volatility in the bid and asked prices and the fact that our common stock is very thinly traded, you could lose all or a substantial portion of your funds if you make an investment in us. Additionally as more shares become available for resale, it is likely there will be negative pressures on our stock price. The sale or potential sale of shares of our common stock that may become publicly tradable under Rule 144 in the future may have a severe adverse impact on any market that develops for our common stock, and you may lose your entire investment or be unable to resell any shares in us that you purchase.

(c)           Properties

We currently maintain corporate offices at 16624 North 90th Street, Suite 200, Scottsdale, Arizona, 85260. The rent during the first six months is abated, rent is $4,811 per month for months 7-24, for months 25-36 rent is $4,956, for months 37-48 rent is $5,103, for months 49-66 rent is $5,256, with a security deposit of $15,000. Under the terms of the lease agreement, the Company was responsible for its share of normal operating costs, including maintenance expenses, property taxes and insurance. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

OneHealth Urgent Care operates seven (7) locations throughout the greater metro Phoenix area: Tolleson, Peoria, Gilbert, Buckeye, Goodyear, Phoenix and Queen Creek. OneHealth Urgent Care leases a total of approximately 26,900 sq. ft., averaging 3,800 sq. ft. per clinic.  The future minimum lease payments over the next five years is $ 3,638,031 (See Note 8 to the Alliance financial statements).

(d)           Legal Proceedings

On November 13, 2012, the Company appeared as a Defendant in the action entitled Christopher Bressler, M.D. vs. Alliance Urgent Care, P.L.L.C., et al. filed by Christopher Bressler, M.D.  in the Superior Court of Arizona, Maricopa County on September 13, 2012.

The named defendants are: Alliance Urgent Care, P.L.L.C., MCS Ventures I, P.C. , MCS Ventures II, P.C., MCS Ventures III, P.C., MCS Ventures IV, P.C., MCS Ventures V, P.C., MCS Ventures VI, P.C., MCS Ventures VII, Michael Blumhoff, M.D., Capital Group Holdings, Inc. and Erik J. and Jane Doe Cooper.

Pursuant to the Complaint, Mr. Bressler is seeking damages relating to his employment and alleged ownership interests in Alliance Urgent Care, P.L.L.C. and the MCS Ventures I-VII, P.C. entities.  Mr. Bressler is further seeking dissolution of Alliance Urgent Care, P.L.L.C. and the MCS Ventures I-VII, P.C. entities

Management believes the complaint to be meritless and that the Company will prevail in the action.  The Company has  retained the firm of LaVelle & LeVelle, PLC to vigorously defend the action.

(e)           Market Information

The following table sets forth the high and low bid prices for our common stock on the OTC Bulletin Board over-the-counter market from December 31, 2010. The source of these quotations are OTCBB.com quarterly market summary. The bid prices are inter-dealer prices, without retail markup, markdown or commission, and may not reflect actual transactions.

Quarter Ending	High Bid	Low Bid

December 31, 2010	$1.01	$0.10

March 31, 2011	$0.60	$0.20

June 30, 2011	$0.65	$0.33

September 30, 2011	$0.60	$0.14

December 31, 2011	$0.50	$0.05

March 31, 2012	$0.42	$0.06

June 30, 2012	$0.40	$0.05

September 30, 2012	$0.42	$0.07

Holders of Common Stock

As of September 30, 2012, the closing price for the Company’s common stock on the OTC Bulletin Board was $0.07 per share. We had 1,509 stockholders of record of the 62,651,121 shares outstanding.

Dividends

The payment of dividends is subject to the discretion of the Company’s Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid nor declared any dividends on our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends in the foreseeable future.  We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•our financial condition;
•earnings;
•need for funds
•capital requirements;
•prior claims of preferred stock to the extent issued and outstanding; and
•other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

(f)           Managements Discussion and Analysis of Financial Condition and Result of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included in our annual report on form 10-K. References in the following discussion and throughout this annual report to “we”, “our”, “us”, “Capital Group Holdings”, “Capital Group”, “CGH”, “the Company”, and similar terms refer to, Capital Group Holdings, Inc. and subsidiary unless otherwise expressly stated or the context otherwise requires. This discussion contains forward-looking statements that involve risks and uncertainties. Capital Group Holdings Inc’s actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this filing.

Even with OneHealth Urgent Care's acquisition of Alliance, there is no assurance that the Company will be able to maintain cash flow from operations or to obtain additional financing in the short term. In order to maintain growth in its Urgent Care sector Alliance  has opened 3 new clinics within the last 18 months. Generally it takes 12 to 18 months for each new clinic to break even and begin to provide cash to operations and up to 48 months for each new clinic to mature.  If new financings are not available to the Company, the Company may have to access its $1.25 million line of credit with Wells Fargo.  While management remains hopeful that one or more transactions will proceed and will provide capital to fully deploy OnehealthPass, no assurances can be expressed as to the Company’s continuing viability in the absence of revenues. Current funding has come from equity investments and now from the operations of the Urgent Care Group. The Company is currently in negotiations with several investment sources for equity investment in the Company, which if successful, will satisfy long-term operations and capital expenditures. There are no guarantees that such negotiations will be successful.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, our Board of Directors appointed the following director to fill vacancy on our board:

1.  Dr. Michael Blumhoff, MD

Dr. Michael Blumhoff, MD

Since its inception on March 7, 2007, Dr. Blumhoff has acted as the President, CEO and acting medical director of Alliance Urgent Care, an Arizona based urgent care company.  Dr. Blumhoff’s duties include oversight of all aspects of the business including physician management, business expansion, clinical and financial efficiencies, quality improvement and quality assurance projects, especially as they pertain to laboratory and radiologic practices in the urgent care setting.  In 5 years, Dr. Blumhoff has grown the business to 7 operating centers.  It is a testament to his established efficiencies that his success with Alliance Urgent Care has been achieved with no capital funding and minimal debt.

Prior to Dr. Blumhoff’s work with Alliance Urgent Care, he was the medical director for a large, national urgent care company from November 2002 through September 2006 where he oversaw physician management and all clinic processes and helped manage business growth from 5 to over 26 clinics in 4 years.  It was here that his business side of medicine was cultivated, constantly working to maximize efficiencies in patient care while maximizing positive outcomes.  He oversaw all quality improvement projects, which focused on patient driven outcomes as a means to reduce clinic liability and ensure the delivery of high quality patient care.

Dr. Blumhoff obtained his medical degree from Stritch School of Medicine at Loyola University in Chicago.  He completed his residency in Family Medicine at St. Joseph’s Hospital and Medical Center in Phoenix, AZ.  His leadership skills were quickly recognized by peers and faculty and he was appointed the chief resident position during his third year.

Dr. Blumhoff is a board certified Family Physician, a certified Medical Review Officer, a member of the American Academy of Family Physicians, the American College of Physician Executives, and the Urgent Care Association of America.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

Contents	Page

Report of Independent Registered Public Accounting Firm	F-1

MCS Ventures I through VII, P.C. da Alliance Urgent Care Combined Balance Sheets for the years ended June 30, 2012 and June 30, 2011	F-2

MCS Ventures I through VII, P.C. da Alliance Urgent Care Combined Statements of Operations for the years ended June 30, 2012 and June 30, 2011	F-3

MCS Ventures I through VII, P.C. da Alliance Urgent Care Combined Statements of Changes in Shareholder’s Equity for the years ended June 30, 2012 and June 30, 2011	F-4

MCS Ventures I through VII, P.C. da Alliance Urgent Care Combined Statements of Cash Flows for the years ended June 30, 2012 and June 30, 2011	F-5

Notes to the Combined Financial Statements	F-6

Semple, Marchal & Cooper, LLP
Certified Public Accountants and Consultants
_____________________________________________________________________________________________________________________________________________________________________________________________
2700 North Central Avenue, Ninth Floor, Phoenix, Arizona 85004 | Tel:  602-241-1500 | Fax:  602-234-1867

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
MCS Ventures I through VII, P.C. dba Alliance Urgent Care

We have audited the accompanying combined balance sheets of MCS Ventures I through VII, P.C. dba Alliance Urgent Care (the “Company”) as of June 30, 2012 and 2011, and the related combined statements of operations, changes in shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of MCS Ventures I through VII, P.C. dba Alliance Urgent Care as of June 30, 2012 and 2011 and the results of its combined operations, changes in shareholders' equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
November 19, 2012

MCS VENTURES I THROUGH VII, P.C.
dba ALLIANCE URGENT CARE
COMBINED BALANCE SHEETS

	June 30,
	2012	2011
Assets:
Cash and cash equivalents	$ 1,114,383	$ 1,520,358
Accounts receivable, net	512,438	580,335
Prepaid advertising, Capital Group Holdings, Inc.	190,000	-
Prepaid expenses	95,809	61,287

Total current assets	1,912,630	2,161,980

Fixed assets, at cost	1,050,072	901,334
Less: accumulated depreciation	(512,698)	(367,284)
Fixed assets, net	537,374	534,050

Deposits	65,703	41,354

Total assets	$ 2,515,707	$ 2,737,384

Liabilities and shareholders' equity:
Accounts payable	$ 159,780	$ 149,814
Accrued expenses	294,177	207,989
Notes payable and lines of credit - current portion	58,715	347,464
Capital leases - current portion	36,166	62,652
Other current liabilites	13,186	3,371

Total current liabilities	562,024	771,290

Capital leases - long-term portion	-	36,178
Notes payable - long-term portion	76,967	135,683

Total liabilities	638,991	943,151

Shareholders' equity:
Common stock	1,000	1,000
Retained earnings	1,875,716	1,793,233

Total shareholders' equity	1,876,716	1,794,233

Total liabilities and shareholders' equity	$ 2,515,707	$ 2,737,384

The Accompanying Notes are an Integral Part of the Financial Statements

MCS VENTURES I THROUGH VII, P.C.
dba ALLIANCE URGENT CARE
COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended June 30,

	2012	2011

Revenues	$ 5,973,689	$ 5,426,149
Cost of revenues	4,428,092	3,495,951

Gross profit	1,545,597	1,930,198

General and administrative expenses	1,129,597	999,895
Depreciation expense	145,414	123,690

Income from operations	270,586	806,613

Other income (expense):
Interest expense	(30,766)	(31,810)
	(30,766)	(31,810)
Net income before pro forma taxes	239,820	774,803

Provision for taxes - pro forma	(95,928)	(309,925)

Net income - pro forma	$ 143,892	$ 464,878

The Accompanying Notes are an Integral Part of the Financial Statements

MCS VENTURES I THROUGH VII, P.C.
dba ALLIANCE URGENT CARE
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

	Common Stock
	Number of Shares
	Outstanding -		Retained
	Combined	Amount	Earnings	Total

Balance at June 30, 2010	7,000	$ 1,000	$ 1,119,857	$ 1,120,857
Net income	-	-	774,803	774,803
Distributions to shareholders'	-	-	(101,427)	(101,427)

Balance at June 30, 2011	7,000	1,000	1,793,233	1,794,233

Net income	-	-	239,820	239,820
Distributions to shareholders'	-	-	(157,337)	(157,337)

Balance at June 30, 2012	7,000	$ 1,000	$ 1,875,716	$ 1,876,716

The Accompanying Notes are an Integral Part of the Financial Statements

MCS VENTURES I THROUGH VII, P.C.
dba ALLIANCE URGENT CARE
COMBINED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,

	2012	2011
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$ 239,820	$ 774,803

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	145,414	123,690
Reserve for bad debts and discounts	(19,150)	19,033

Changes in operating assets and liabilities:
Accounts receivable	87,047	(86,516)
Prepaid advertising	(190,000)	-
Prepaid expenses	(34,522)	(4,593)
Deposits	(24,349)	(12,450)
Accounts payable	9,966	61,084
Accrued expenses	86,188	55,138
Other current liabilities	9,815	(1,358)

Net cash provided by operating activities	310,229	928,831

Cash flows from investing activities:
Captial expenditures	(148,738)	(271,776)

Net cash used in investing activities	(148,738)	(271,776)

Cash flows from financing activities:
Proceeds from note payable	-	150,000
Repayments of notes payable	(58,108)	(46,128)
Repayments of lines of credit, net	(289,357)	(74,583)
Payments for capital lease obligations	(62,664)	(60,914)
Repayments of shareholder loans	-	(31,775)
Distributions to shareholders and members	(157,337)	(101,427)

Net cash provided by (used in) financing activities	(567,466)	(164,827)

Net increase (decrease) in cash and cash equivalents	(405,975)	492,228
Cash and cash equivalents at beginning of year	1,520,358	1,028,130

Cash and cash equivalents at end of year	$ 1,114,383	$ 1,520,358

Supplemental disclosure of cash flow information:
Interest paid	$ 30,766	$ 31,810
Income taxes paid	$ -	$ -

The Accompanying Notes are an Integral Part of the Financial Statements

Notes to the Combined Financial Statements

1.	Summary of Significant Accounting Policies

Principles of Combination and Basis of Presentation - The Company is comprised of eight distinct entities.    The nature of the business is to provide alternative treatment facilities to the hospital based emergency room for family related urgent medical care needs.  The oldest of these facilities commenced operations in March 2006.  As of June 30, 2012, the operations are comprised of six urgent care facilities.  These facilities have opened at different times since March of 2006, and are located throughout the metropolitan Phoenix area.  A seventh location opened after June 30, 2012.  Each of the facilities operates under a separate and distinct Professional Corporation (“PC”).  All of the entities have the same ownership and management.  As such, the financial operations of the entities are combined in the accompanying financial statements.  The legal entities included in the combination are MCS Ventures I through VII, P.C. Collectively the MCS Ventures own Alliance Urgent Care, P.L.L.C. under which the clinics operate. All of the entities do business under the name Alliance Urgent Care (the “Company”).   These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP).  All significant intercompany balances and transactions have been eliminated in the accompanying financial statements.

The facilities contain medical equipment such as X-ray imagers, examination tables and other paraphernalia.  The facilities have laboratory services and medical record keeping programs and processes. The Company has also developed a trained work force and maintains relationships with medical service personnel that allow the Company to deliver consistent medical care and to provide flexibility to handle manpower shortages that may occur from time to time.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate realization of assets and settlement of liabilities in the future could materially differ from those estimates.  Significant estimates include the realization of receivables, the method of depreciation and useful lives assigned to fixed assets, and the revenue to be recognized from services performed.

Cash and cash equivalents – Cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.  Cash at the end of each period reflects amounts on deposit with banking facilities.

Allowance for doubtful accounts and discounts - The Company bills all of its patients based upon standard rates. As discussed below, the Company has entered into contracts with various insurance providers whereby the rates are fixed by these contracts. These rates average about twenty-two (22%) percent lower than the standard billing rate. Consequently, the Company records a reserve against its receivable balance to reflect these agreements. This reserve is netted against the reported amount of revenues.

The Company follows the allowance method of recognizing uncollectible accounts receivable.  The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable.  The Company does not record or accrue finance charges on accounts receivable, and they are generally unsecured.

Inventories - The Company maintains a de minimis amount of medical supplies at each location.

Property and Equipment - Fixed assets, stated at cost, are depreciated on the straight-line method for financial statement reporting purposes, over the estimated useful lives of the assets, which range from seven to ten years. Leasehold improvement costs are depreciated over the shorter of the lease term or their useful life. Repairs and maintenance costs are expensed as incurred. Betterments or renewals are capitalized when they occur.

Long-Lived Assets  – The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company measures the amount of such impairment by comparing the assets' carrying value to the assets' present value of the expected future discounted cash flows. Impairment charges, if any, are recorded in the period realized.

Fair Value of Financial Instruments - The carrying amounts of financial instruments including cash, accounts receivable, accrued liabilities and debt approximate fair value based on their short maturities or, for debt, based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Fair Value of Financial Assets and Liabilities - Fair value is defined under U.S. GAAP as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level  1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Revenues - The Company recognizes revenue when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered;

•	The fee for the arrangement is fixed or determinable; and

•	Collectability is reasonably assured.

The Company’s revenue is comprised of patient related fees for the provision of emergency medical services.  The majority of the Company’s revenue is received from insurance providers associated with the patient. The amount of reimbursement is generally contractually controlled by the insurance providers, and is dependent upon the nature of the service provided. Typically, the Company also receives a co-pay from the patient at the time of service.  These are largely paid through the use of credit cards. Merchant fees in regards to the use of credit cards are charged to expense.

 The Company’s revenues are subject to some seasonal fluctuation. The Company operates in a geographic area where many of its patients are winter visitors. As such, monthly revenues during the period from late May through September are lower than the remainder of the year.

Income Taxes -The Company operated its facilities for tax purposes as either Limited Liability Company’s (“LLC’s”) LLC’s or Corporations under Subchapter S of the Internal Revenue (IRS) Code. LLC’s in the State of Arizona and for IRS purposes along with Corporations filing under Subchapter S are, for the most part, treated as pass through entities.  As such, the taxable income or loss flows through to the members (partners) of the LLC or shareholders of the Corporations, and there is no income tax to the Corporation.

Although the entities are pass through entities for tax reporting purposes, they are subject to the possibility of federal or state income tax examinations.  Currently, there have been no such examinations and the entities are open for audit for approximately the last four years.  Management believes there have been no uncertain tax positions reported in their filings.

The accompanying financial statements include a pro-forma tax provision to present a tax provision as if the entities had been taxable during the period presented.  The combined rate used to record these pro-forma entries for both State and federal purposes was estimated to be 40%.

2.	Related Party Transactions

On April 12, 2012, the Company entered into a joint marketing agreement with Capital Group Holdings, Inc. (“CGH”) to develop common customers. The Company provided a total of $190,000 to CGH to fund an advertising program that CGH will initiate in Arizona. As of June 30, 2012, the marketing plan had not been initiated and the full $190,000 is included as an asset on the balance sheet. Net revenues collected from customers the Company signs up for services under the marketing agreement, shall be split with 51% paid to CGH and 49% paid to the Company. During the year ended June 30, 2012, there were no revenues earned under the agreement. Unless terminated in writing 30 days prior to the end of the 36 month term, the Agreement will automatically renew for additional one (1) year terms. Subsequent to June 30, 2012 CGH acquired the Company (See Note 11).

3.        Accounts Receivable

The Companies receivables consist primarily of amounts due from the patients’ insurance providers.  As of June 30, 2012 and 2011, the Company’s receivables are comprised of the following:

	2012	2011
Accounts receivable	$ 656,972	$ 744,019
Allowance for insurance company billing adjustment	(144,534)	(163,684)

Net	$ 512,438	$ 580,335

The Company’s billing system is configured to bill patients at a standard rate for the service provided. These rates exceed the contractual rate that the Company has agreed to bill most insurance providers. The Company estimates that the standard rate on billings exceeds the amount collected on such receivables by an average of 22%.  Therefore, the Company records a reserve against the gross amount billed and adjusts its revenues accordingly.

4.        Prepaid Expenses

Prepaid expenses consist of prepaid insurance and prepaid rent of $95,809 and $61,287 for the years ended June 30, 2012 and 2011, respectively.

5.       Fixed Assets

The Company’s property and equipment consists of tenant Improvements, x-ray machines and various other items of medical equipment. Depreciation is recorded on the straight-line basis with tenant improvements depreciated over ten (10) years, and medical and office equipment depreciated over seven (7) years.  Depreciation expense for each of the years ending June 30, 2012 and 2011 were $145,415 and $123,690, respectively.

Fixed assets consist of the following:

	For the years ended
	June 30,
	2012	2011

Medical and office equipment	$ 771,825	$ 771,825
Tenant improvements	278,247	129,509
	1,050,072	901,334
Less: accumulated depreciation	(512,698)	(367,284)
	$ 537,374	$ 534,050

6.       Notes Payable and Lines of Credit

Notes payable and lines of credit consist of the following:

	June 30,
	2012	2011

Lines of credit (discussed below)	$ -	$ 289,357

Note payable to a bank, interest at 8.0% per annum, with
monthly payments of $3,050, matures on March 30, 2013,
collaterized by all equipment, inventory, and receivables of
MCS Ventures II, and guaranteed by MCS Ventures I and III, and
the owners of the Company.	29,380	59,504

Note payable to a bank, interest at 4.95% per annum, with
monthly payments of $2,835, matures on November 1, 2015,
collaterized by all equipment, inventory and receivables of
Alliance Urgent Care, PLLC, and guaranteed by MCS Ventures I,
II and III, and the owners of the Company.	106,302	134,286

	135,682	483,147
Less: current portion	(58,715)	(347,464)

	$ 76,967	$ 135,683

    Following are maturities of long-term debt for each of the next four years and in the aggregate:

Year Ended June 30,	Amount

2012	$ 58,715
2013	30,841
2014	32,423
2015	13,703
$ 135,682

        Lines of Credit

The Company had a $400,000 line of credit agreement with Bank of America.  The line of credit was due and payable on March 18, 2012 and had interest at the banks prime rate plus 3.75% (effective rate 3.96% at June 30, 2011). The balance outstanding under this line of credit as of June 30, 2011 was $240,973.  During March 2012 the Company paid off and closed the line of credit.

As of June 30, 2012, the Company has a $1,250,000 line of credit agreement with Wells Fargo Bank. The line of credit is due and payable on April 15, 2013. The agreement requires interest to be at the banks prime rate plus 1% with a minimum rate of 4.5% (effective rate of 4.5% at June 30, 2012). At June 30, 2012 and 2011, The Company’s outstanding balance under this line of credit was $0 and $48,384, respectively.

These lines of credit are collateralized by the Company’s property and equipment.

7.       Financing Leases

The Company has entered into various financing (“capital”) leases to acquire medical equipment.  Under GAAP, these financing leases are required to be treated as loans and amortized accordingly. The effective interest rate on these leases is approximately 5%. These financing leases are collateralized by the equipment and receivables of the individual borrowing entity on the lease.

The following is a schedule by year of future minimum lease payments under financing leases together with the present value of the net minimum lease payments as of June 30, 2012 and 2011:

		2012	2011
2012		$ -	$ 68,449
2013		37,416	37,416
Total minimum lease payments		37,416	105,865
Less: amount representing interest		(1,250)	(7,035)
Present value of net minimum lease payments		$ 36,166	$ 98,830

Included on the accompanying balance
sheet as follows:
	Current	$ 36,166	$ 62,652
	Long-term	-	36,178
		$ 36,166	$ 98,830
8.       Operating Leases

The Company leases its physical facilities from third parties for all of its locations. The terms of these leases range from approximately seven (7) to fourteen (14) years. All but two of the seven facilities contain renewal options for two, five year terms. These leases are treated as operating leases under GAAP.

The future minimum lease payments over the next five years and thereafter under these operating leases are as follows:

For the year ended June 30,	Amount

2013	$ 671,434
2014	704,024
2015	715,937
2016	736,898
2017	759,065
Thereafter	2,071,779
$ 5,659,137

     Rent expense under the above leases was $712,297 and $528,537 for the years ended June 30, 2012 and 2011, respectively.

9.         Shareholders’ Equity

MCS Ventures I through VII each operate as a separate professional corporation (P.C.).  The equity structure for each P.C. has 100,000 common shares authorized, with a par value of $0.01 per share.  Each P.C. has issued 1,000 shares of common stock.  MCS Ventures I through III, P.C. were incorporated on February 1, 2006.  MCS Ventures IV and V, P.C. were incorporated on March 1, 2006.  MCS Ventures VI and VII, P.C. were incorporated on June 2, 2011.

10.         Legal Proceedings

On November 13, 2012, the Company appeared as a Defendant in the action entitled Christopher Bressler, M.D. vs. Alliance Urgent Care, P.L.L.C., et al. filed by Christopher Bressler, M.D.  in the Superior Court of Arizona, Maricopa County on September 13, 2012.

The named defendants are: Alliance Urgent Care, P.L.L.C., MCS Ventures I, P.C. , MCS Ventures II, P.C., MCS Ventures III, P.C., MCS Ventures IV, P.C., MCS Ventures V, P.C., MCS Ventures VI, P.C., MCS Ventures VII, Michael Blumhoff, M.D., Capital Group Holdings, Inc. and Erik J. and Jane Doe Cooper.

Pursuant to the Complaint, Mr. Bressler is seeking damages relating to his employment and alleged ownership interests in Alliance Urgent Care, P.L.L.C. and the MCS Ventures I-VII, P.C. entities.  Mr. Bressler is further seeking dissolution of Alliance Urgent Care, P.L.L.C. and the MCS Ventures I-VII, P.C. entities.

Management believes the complaint to be meritless and that the Company will prevail in the action.  The Company has retained legal counsel to defend the action. Currently, the filing is in its discovery stage and no estimate of the likelihood, or amount, of any potential loss can be made at this time.  Accordingly, the accompanying financial statements do not reflect any accrual for a potential negative outcome.

11.                  Subsequent Events

Subsequent to June 30, 2012, the Company borrowed $ 440,090 on its revolving line of credit with Wells Fargo Bank. Most of this draw was loaned on a short term basis to CGH. These borrowings to CGH are evidenced by two notes totaling $397,690. The notes bear interest at 6% per annum. The first note, for $250,000, is due and payable on November 15, 2012, while the second note, for $147,690, is due and payable on January 15, 2013.

The remaining amount borrowed under the line of credit of approximately $40,000 was used in the operations of Alliance Urgent Care.

12.                  Sales of Business and Pro Form Financial Statements

On September 3, 2012, the combined entities owning Alliance Urgent Care sold all of their assets, liabilities, and operations pursuant to an Asset Purchase Agreement to Capital Group Holdings, Inc., through its subsidiary, One Health Urgent Care, Inc. (“OHUC”) The entities that sold their assets comprising Alliance Urgent Care are MCS Ventures I through VII, P.C. (seven separate entities) as well as Alliance Urgent Care, P.L.L.C. (collectively “AUC”) for 5,000,000 shares of the acquirer, Capital Group Holdings, Inc. (“CGH”), common stock.  In addition, under a separate Employment Agreement the Company committed to issue an additional 5,600,000 shares of CGH common stock as a one-time stock bonus upon the execution of the Employment Agreement.  Capital Group Holdings, Inc. is a publicly traded Company whose stock is listed under the symbol CGHC on the OTCQB operated by OTC Markets (the “OTC QB”). CGH formed OHUC as a wholly owned subsidiary to purchase the assets of AUC and after the date of the sale, AUC operates as a wholly owned subsidiary of OHUC.

Under the terms of the sale the trading price of both the purchase and bonus shares, totaling 10,600,000 shares, contains a stock price guarantee that provides for the following:

1.
Stock Price Guarantee for Year #1, if by September 5, 2013, the closing price of the common stock of Capital Group Holdings, Inc. has not been equal to or exceeding $2.00 for 20 consecutive trading days, Capital Group Holdings, Inc., shall issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $10,000,000 (5,000,000 purchase shares X $2.00) and the actual closing price of the common stock. (For example, if the actual closing price of the common stock was $1.00, Sellers would be issued 5,000,000 additional shares).

The same price guarantee applies to the 5,600,000 common shares issued under the one-time bonus, however, the date of the guarantee is June 30, 2013.

2.
Stock Price Guarantee for Year # 2, if by September 5, 2014, the closing price of the Common stock of Capital Group Holdings, Inc., has not been equal to or exceeding $ 3.00 for 20 consecutive trading days, Capital Group Holdings, Inc. shall issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $15,000,000 (5,000,000 purchase shares X $3.00) and the actual closing price of the common stock, (For example, if the actual closing price of the common stock was $ 2.00, Sellers would be issued 2,500,000 additional shares).

The same price guarantee applies to the 5,600,000 common shares issued under the one-time bonus, however, the date of the guarantee is June 30, 2014.

Pursuant to this acquisition CGH had an appraisal performed to identify the fair market value of the assets and obligations purchased. The appraisal was conducted by an independent appraiser that valued, among other things, the asset purchase agreement consideration, the value of an employment agreement associated with the purchase and an upfront signing bonus. The total value of the purchase was estimated to be $12,000,000.  The net tangible assets acquired had a value of $1,847,716 with the remainder of the purchase price, $10,152,284, allocated by the appraiser to intangible assets as follows: trade name - $300,000, customer related intangibles - $1,900,000, specific processes - $2,900,000, and the remainder associated with cost-in-excess of these assets, or goodwill, of $5,052,284. It was estimated that the trade name would have an indefinite life, with the customer related intangible and the processes having lives of fourteen (14) and eleven (11) years, respectively. Goodwill would be subject to impairment valuations periodically in accordance with Generally Accepted Accounting Principles and other authoritative literature associated with goodwill impairment.

The pro forma condensed consolidated balance sheet shown on these pro forma statements is based upon the historical figures for all of the combined entities at June 30, 2012, as if the acquisition had taken place on the balance sheet date. The pro forma condensed consolidated statement of operations for the year ended June 30, 2012 assumes the acquisition took place on the first day of the fiscal year.   The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition and merger of the operations. In particular, the pro forma condensed consolidated financial statements are based upon management’s current estimate of the allocation of the purchase price, the final allocation of which may differ.

The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of AUC and CGH, including the related notes and other financial information included in the filing.

Pro forma Adjustments:

A.	Elimination of intercompany item related to a marketing joint Venture between AUC and CGH of $190,000.

B.	Recording of the purchase price and increase in Stockholders equity for CGH at $12,000,000.

C.	Accrual for distribution for taxes to be paid to existing stockholder in the amount of $29,000.

D.	Recording of the allocation of the purchase price and consolidation entry to eliminate stockholders equity of AUC:

•	Trade Name $300,000

•	Customer related Intangible $1,900,000

•	Processes $2,900,000

•	Goodwill $5,052,284

•	Net assets of the acquired AUC of $1,847,716

E.	Calculation of amortization of the customer related intangible and processes of $399,351.

F.	Reversal of pro forma taxes due to net operating losses.

G.	To reflect the issuance of 10,600,000 common shares at the time of acquisition.

CAPITAL GROUP HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET (UNAUDITED)
AS OF JUNE 30, 2012

	Capital Group
	Holdings, Inc.	Alliance
	(Historical As	Urgent	Pro Forma		Consolidated
	Reported)	Care	Adjustments		Pro Forma

ASSETS
Cash and cash equivalents	$ 8,452	$ 1,114,383	$ -		$ 1,122,835
Accounts receivable, net of allowance	-	512,438	-		512,438
Other assets	7,500	351,512	(190,000)	(A)	169,012
Fixed assets, net of depreciation	7,842	537,374	-		545,216
Other long lived assets	10,000	-	5,100,000	(D)	5,110,000
Cost in excess of assets purchased	-	-	5,052,284	(D)	5,052,284
Purchase of Alliance Urgent Care	-	-	12,000,000	(B)	-
			(12,000,000)	(B)
Total assets	$ 33,794	$ 2,515,707	$ 9,962,284		$ 12,511,785

LIABILITIES AND SHAREHOLDERS '
EQUITY (DEFICIENCY)
Accounts payable	$ 181,004	$ 159,780	$ 29,000	(C)	$ 369,784
Accounts payable to related party	4,165	-	-		4,165
Accrued expenses	943,871	294,177	-		1,238,048
Short term loans	-	58,715	-		58,715
Convertible notes payable, net of
discounts and warrants	4,944	-	-		4,944
Financing leases, current	-	36,166	-		36,166
Other	-	13,186	-		13,186
Total current liabilities	1,133,984	562,024	29,000		1,725,008
Financing leases, non-current	-	76,967	-		76,967
Marketing advance	190,000	-	(190,000)	(A)	-
Total liabilities	1,323,984	638,991	(161,000)		1,801,975
Common stock	561,311	1,000	50,000	(B)	611,311
			(1,000)	(D)
Additional paid-in capital	9,318,200	-	11,950,000	(B)	21,268,200
Common stock subscribed	260,700	-	-		260,700
Retained earnings (deficit)	(3,539,288)	1,875,716	(1,846,716)	(D)	(3,539,288)
			(29,000)	(C)
Accumulated deficit development stage	(7,891,113)	-	-		(7,891,113)
Total shareholders' equity (deficit)	(1,290,190)	1,876,716	10,123,284		10,709,810
Total liabilities and shareholders'
equity (deficiency)	$ 33,794	$ 2,515,707	$ 9,962,284		$ 12,511,785

See notes to pro forma condensed consolidated financial statements (unaudited)

CAPITAL GROUP HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED JUNE 30, 2012

	Capital Group
	Holdings, Inc.	Alliance
	(Historical As	Urgent	Pro Forma		Consolidated
	Reported)	Care	Adjustments		Pro Forma

Revenues	$ -	$ 5,973,689	$ -		$ 5,973,689
Cost of revenues	-	4,428,092	-		4,428,092

Gross profit	-	1,545,597	-		1,545,597

General and administrative expenses	232,942	1,129,597	-		1,362,539
Due diligence costs of rescinded purchases	401,746	-	-		401,746
Amortization of acquired assets	-	-	399,351	(E)	399,351
Depreciation expense	-	145,414	-		145,414

Total operating expense	634,688	1,275,011	399,351		2,309,050

Operating income (loss)	(634,688)	270,586	(399,351)		(763,453)

Interest expense	23,336	30,766	-		54,102

Income (loss) before income taxes	(658,024)	239,820	(399,351)		(817,555)

Provision for taxes - pro forma	-	95,928	(95,928)	(F)	-

Net income (loss)	$ (658,024)	$ 143,892	$ (303,423)		$ (817,555)

Net loss per share - basic and diluted	$ (0.01)				$ (0.01)

Weighted average shares outstanding	55,854,009		10,600,000	(G)	66,454,009

See notes to pro forma condensed consolidated financial statements (unaudited)

Exhibits	#	Type	Date	This Report

Articles of Incorporation, incorporated by reference to the exhibits to Registrant's Form 8-K filed on October 3, 2007).	3.1	8-K	10/3/2007

By-Laws , incorporated by reference to the exhibits to Registrant's Form 10-SB filed on December 14, 2006.	3.2	10-SB	12/14/2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2012	Capital Group Holdings, Inc. /s/ Erik Cooper By: Erik Cooper Its: Chief Executive Officer and President (Principal Executive Officer)